Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 15, 2024, with respect to the consolidated financial statements of Phreesia, Inc. and subsidiaries and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Pittsburgh, Pennsylvania
March 15, 2024